UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 30, 2013

CYCLONE POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54449 (Commission File Number)	26-0519058 (IRS Employer Identification No.)

601 NE 26th Court, Pompano Beach, Florida (Address of principal executive offices)	33064 (Zip Code)

Registrant’s telephone number, including area code: (954) 943-8721

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Appointment of Director

Joel Mayersohn has been appointed to the Company’s Board of Directors, to serve in such position until the next meeting of the Company’s shareholders. This appointment was made by unanimous consent of the Board of Directors on September 17, 2013 with an effective date as of September 30, 2013.

Mr. Mayersohn is a Partner in the Ft. Lauderdale, FL, office of Roetzell & Andress, where he specializes in corporate, securities and business law. He advises a diversified client base in private placements, public offerings, mergers and acquisitions, financing transactions and general securities, as well as corporate law matters. He also has experience in venture capital, bridge loans and pipe financings. Mr. Mayersohn is a member of the Florida and New York Bars, and received his J.D. and B.A from The State University of New York at Buffalo.

ITEM 9.01      Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 1, 2013	CYCLONE POWER TECHNOLOGIES, INC.

	By:	/s/ Christopher Nelson
Christopher Nelson
President and General Counsel

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